UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2009

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2009, in light of current economic conditions and despite the strong financial performance during 2008 from our continuing operations, the Executive Compensation Development Committee of Solutia’s board of directors (the “ECDC”), reduced the previously-approved pool for all annual bonuses under the 2008 Annual Incentive Plan (“2008 AIP”) by approximately 80% from $30.3 million to $6.2 million.  Approximately 2,700 of our employees, including our Named Executive Officers, participate in the 2008 AIP.  In connection with the ECDC’s decision, the bonuses awarded to approximately 1,400 exempt salaried employees, including our Named Executive Officers, were reduced to approximately 15% of the amount earned under the 2008 AIP resulting from actual performance relative to pre-established performance metrics under the 2008 AIP.  Bonuses for approximately 1,300 non-exempt salaried employees and hourly workers were not reduced by the ECDC.  The amount of the bonus for each Named Executive Officer, together with their total cash compensation for 2008, is set forth in the table below.
Name	Title	2008 Incentive Bonus Amount	2008 Total Cash Compensation (1)

Jeffry N. Quinn	President, Chief Executive Officer and Chairman of the Board	$340,594	$1,205,594
James M. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer	$86,625	$526,625
James R. Voss	Executive Vice President, Global Operations	$186,750	$601,750

(1)
The amount of 2008 Total Compensation recalculated from the Summary Compensation Table set forth in our definitive proxy statement filed on March 27, 2009 to reflect the inclusion of the 2008 AIP incentive bonuses, annual base salaries as well as equity grants, the change in pension value and nonqualified deferred compensation earnings and all other compensation as defined in accordance with SEC rules for Messrs. Quinn, Sullivan and Voss is $6,238,076, $2,355,934 and $1,944,003, respectively.

    Mr. Davies, a Named Executive Officer did not receive a bonus due to the fact that his business did not meet the threshold level of performance under the AIP necessary for bonuses to be paid.

ITEM 8.01 Other Events.

    As of March 31, 2009, our total liquidity was $163 million which was comprised of $128 million in availability under our revolving credit facility (Revolver) and $35 million in cash.  This compares to our December 31, 2008 liquidity position of $145 million, after incorporation of the borrowing base reduction that occurred in January, 2008.  While the borrowing base of our Revolver was reduced from $370 million to $340 million during the first quarter, our liquidity improved due to strong cash generated by continuing and discontinued operations.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Paul J. Berra, III
Senior Vice President, General Counsel, and Chief Administrative Officer

DATE: April 28, 2009